UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2020

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2020, Calavo Growers, Inc. (“Calavo”) issued a press release announcing the appointment of Kevin Manion, age 61, as Chief Financial Officer. Calavo and Kevin Manion have entered into an Employment Agreement dated as of May 2, 2020 (the “Employment Agreement”). Pursuant to the Employment Agreement, which was approved by Calavo’s Compensation Committee and Board of Directors, Mr. Manion will serve as Calavo’s Chief Financial Officer effective May 11, 2020. Mr. Manion will report to Calavo’s Chief Executive Officer James Gibson.

Mr. Manion succeeds John Lindeman, who resigned as Calavo’s Chief Financial Officer on March 11, 2020. Mr. Manion held financial leadership positions with companies including Century Snacks (producer and distributor of nuts, trail mixes, dried fruits and other snacks), Young’s Market Company (wholesaler and distributor of wine and spirits), Bolthouse Farms (provider of fresh, healthy and nutritious produce and beverages), Hostess Brands, Nestle USA and Kraft General Foods. In these roles, he supported revenue growth, efficiency and profitability initiatives, inventory management, treasury and capital markets activities, mergers and acquisitions, strategic and financial planning and investor relations. Mr. Manion began his career in public accounting at Arthur Andersen & Co. He also served as the lead director of Fresh Food Group, a leading provider of fresh-cut fruit, apple slices, vegetables and snacking solutions.

The following are the material terms of the Employment Agreement:

●	Mr. Manion will receive an annual base salary of $450,000, which is subject to being increased on an annual basis at the discretion of Calavo’s Compensation Committee.

●	With respect to each of Calavo’s fiscal years beginning with the 2020 fiscal year, Mr. Manion will be eligible to receive a performance bonus pursuant to Calavo’s Management Incentive Plan in accordance with performance targets, thresholds and requirements to be established by Calavo’s Compensation Committee for Calavo’s executive officers. In addition, with respect to each fiscal year, the Compensation Committee may elect to award a discretionary bonus. The annual bonus for fiscal year 2020 shall be based upon the Calavo’s full fiscal year (not prorated).

●	Mr. Manion will receive a signing bonus of $200,000 in cash, $100,000 of which is payable upon commencement of the term of employment and $100,000 of which is payable as the end of fiscal 2020, provided that the Mr. Manion has not terminated his employment without good cause or been terminated for cause.

●	Mr. Manion will also receive a signing bonus of restricted shares of Calavo common stock having a value of $300,000, with such shares to vest in three equal annual installments subject to the requirement that Mr. Manion must remain in Calavo’s employment at time of vesting.

●	If Calavo terminates Mr. Manion’s employment without cause or if Mr. Manion terminates his employment for good reason, as such terms are defined in the Employment Agreement, Mr. Manion’s restricted shares will vest and Mr. Manion will be entitled to receive one year of base salary and a pro rata portion of his annual performance bonus for the year in which his employment terminates.

The preceding summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by the complete text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.02. A copy of the press release announcing the appointment of Mr. Manion is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Employment agreement dated May 2, 2020

99.1 104	Press release dated May 11, 2020 of the Registrant. Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
May 11, 2020
	By:	/s/ James Gibson
James Gibson
Chief Executive Officer
(Principal Executive Officer)

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